UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

Signal Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5740 Fleet St Carlsbad, CA 92008		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 537-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of Signal Genetics, Inc. (the “Company”) held on February 10, 2017 (the “Special Meeting”), the stockholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 9, 2017. The stockholders of the Company had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement referenced below, but such adjournment was deemed unnecessary.

At the Special Meeting, 430,919 shares of common stock, or approximately 58.05% of the outstanding common stock entitled to vote were represented by proxy or in person.

The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Approval of the Merger with Miragen Therapeutics, Inc.

The approval of the issuance of common stock pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 31, 2016, by and among the Company, Signal Merger Sub, Inc. and Miragen Therapeutics, Inc.

For	Against	Abstain	Broker Non-Votes
416,151	4,653	10,115	0

Proposal 2. Approval of Change in Control.

The approval of the change in control of the Company resulting from the merger pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
416,284	4,440	10,195	0

Proposal 3. Approval of Note Conversion.

The approval of the conversion of the Unsecured Demand Promissory Note, dated March 6, 2015, issued by the Company to Bennett LeBow in the original principal amount of $1,105,009, as amended on October 31, 2016 into shares of common stock.

For	Against	Abstain	Broker Non-Votes
419,433	1,391	10,095	0

Proposal 4. Approval of Equity Incentive Plan.

The approval of the the Company’s 2016 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
419,213	11,377	329	0

Proposal 5. Approval of Employee Stock Purchase Plan.

The approval of the Company’s 2016 Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
420,252	10,401	266	0

Proposal 6. Approval of the name change to Miragen Therapeutics, Inc.

The approval of an amendment to the certificate of incorporation of the Company changing the Company’s corporate name to “Miragen Therapeutics, Inc.”

For	Against	Abstain	Broker Non-Votes
416,300	4,507	10,112	0

Proposal 7. Approval of Reverse Stock Split

The approval of an amendment to the certificate of incorporation of the Company effecting a reverse stock split of the Company’s issued and outstanding common stock within a range of every one-to-15 shares (or any number in between) of outstanding Company common stock to be combined and reclassified into one share of Company common stock.

For	Against	Abstain	Broker Non-Votes
415,398	5,409	10,112	0

Proposal 8. Approval of an Increase in Authorized Shares

The approval of an amendment to the certificate of incorporation of the Company increasing the number of authorized shares of Company common stock from 50,000,000 shares to 100,000,000 shares.

For	Against	Abstain	Broker Non-Votes
417,040	3,767	10,112	0

Proposal 9. Approval of the Sale of Assets related to the MyPRS Test

The approval of the sale of all of the Company’s intellectual property assets related to its MyPRS test pursuant to the Intellectual Property Purchase Agreement with Quest Diagnostics Investments LLC.

For	Against	Abstain	Broker Non-Votes
415,559	5,202	10,158	0

Proposal 10. Approval of Elimination of the Ability of Stockholders to Act by Written Consent

The approval of an amendment to the certificate of incorporation of the Company to eliminate the ability of the Company’s stockholders to act by written consent.

For	Against	Abstain	Broker Non-Votes
398,063	22,491	10,365	0

Item 8.01.	Other events.

On February 10, 2017, the Company announced voting results relating to the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Genetics, Inc.

Dated: February 10, 2017	By:	/s/ Tamara A. Seymour
Tamara A. Seymour
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Signal Genetics, Inc. on February 10, 2017 announcing the results of the Special Meeting.